Exhibit 10.24
FIRST AMENDMENT TO
WATER LEASE AGREEMENT
THIS FIRST AMENDMENT is made and entered into this 15 day of July, 2008 by and between Denver Wells, LLC, a Colorado limited liability company (“Lessor”) and Eldorado Artesian Springs, Inc., a Colorado corporation (“Lessee”). This First Amendment modifies, amends and supercedes that certain Water Lease Agreement between Lessor and Lessee dated August 31, 2006 (the “Lease”).
RECITALS
WHEREAS, Lessor and Lessee desire to modify and amend the Lease to affect their current agreements; and
WHEREAS, the Lease will remain in full force and effect except as modified and amended below.
OPERATIVE PROVISIONS
NOW, THEREFORE, in consideration of the Lease, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Term. The term of the Lease is hereby extended for an additional two (2) years, commencing October 1, 2008 and continuing through September 30, 2010 (the “Extension Term”).
2. Payment Terms. All Leased Water delivered during the Extension Term shall be paid for in advance of delivery as follows:
Year 3 (October 1, 2008 — September 30, 2009) —
$700 per acre feet with a minimum of 100 acre feet paid for whether or not delivered
Year 4 (October 1, 2009 — September 30, 2010) —
$750 per acre feet with a minimum of 100 acre feet paid for whether or not delivered
3. Purchased Contract. The agreements contained in Paragraph 4 of the Lease are expressly affirmed, subject to the provisions of this First Amendment. All earnest money previously deposited shall remain as earnest money and shall be nonrefundable except as provided in Paragraph 4(b) of the Lease. Further, the Purchase Price shall continue to increase by .5% per month during the Extension Term.

4. Alternate Well. In the event Lessee elects to close on the purchase of the water pursuant to paragraph 4 of the Lease, Lessor may substitute water drawn from the Webber 3 Well which well is described in the Lease.
5. Defined Terms. All defined terms herein shall have their same meaning as set forth in the Lease.
6. Ratification/Superceding Effect. Except as modified herein, the parties hereby ratify and affirm the Lease. In the event of a conflict between the terms of the Lease and the terms of the First Amendment, the terms of this First Amendment shall control.
7. Governing Law. This First Amendment shall be governed by the laws of the State of Colorado.
DATED as First set forth above.

DENVER WELL, LLC		ELDORADO ARTESIAN SPRINGS, INC.,
a Colorado limited liability company		a Colorado corporation

By:	/s/ Mark D. Campbell	By:	/s/ Doug Larson

	Mark D. Campbell	Its:	President